Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Professional Holding Corp. on Form S-1 of our report dated September 26, 2019 on the consolidated financial statements of Professional Holding Corp. and to the reference to us under the heading "Experts" in the prospectus.

Crowe LLP

Fort Lauderdale, Florida

January 3, 2020